Exhibit 4.16

AMENDMENT NO. 1 TO
SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 is entered into as of May 31, 2020 (this “Amendment”), to the SHARE PURCHASE AGREEMENT (the “Share Purchase Agreement”), dated as of May 5, 2020, by and among China Rapid Finance Ltd., A Cayman Islands exempted company with limited liability (“XRF”) with its principal business at 2nd Floor, Building D, BenQ Plaza 207 Songhong Road Changning District, Shanghai 200335 PRC, Yong Bao Two Ltd., a limited liability company organized under the laws of the British Virgin Islands, with its principal place of business at Gui’an Digital Economy Industrial Park, No. 3 Building, 10th Floor, Room 4, University Town, Gui’an New District, Guizhou, PRC (“YBT”), the shareholders (the “YBT Shareholders”) listed on the signature pages hereto who collectively own 100% equity interest of YBT and the individuals listed on the signature pages hereto (each, a “Purchaser,” collectively with the YBT Shareholders the “Investors”). XRF, YBT and the Investors are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein and defined in the Share Purchase Agreement shall be used herein as therein defined.

A.

XRF and the Investors entered into the Share Purchase Agreement pursuant to which the Investors intend to pay off the payment obligations under the Note by delivering to XRF a combination of all of the issued and outstanding ordinary shares of YBT (“Share Consideration”) and payment of USD1,000,000 in cash (“Cash Consideration”) in exchange for XRF’s consent to the transfer of the Purchased XRF Shares from TNF to the YBT Shareholders and issuance of certain True-up Shares and New Class B Shares to the Purchasers and the YBT Shareholders, respectively, and the cancellation of the Original Class B Shares, upon the terms and subject to the conditions set forth therein.

B.	The Parties desire to amend the Share Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.   Amendments.

(a)   The definition of “True-up Shares” in Section 1.1 of the Share Purchase Agreement is hereby deleted and the following is inserted in its place:

“True-up Shares” means 7,566,421 Class A Shares and 13,806,331 Class B Shares of XRF.

{HTFL00080740; 5}

(b)   Schedule A as set forth in the Share Purchase Agreement is hereby amended and restated as Schedule A as set forth in this Amendment.

(c)   The definition of “True-up Shares” in Article 1 of the Tripartite Agreement is hereby deleted and the following is inserted in its place:

“True-up Shares” means 7,566,421 Class A Shares and 13,806,331 Class B Shares of XRF.

2.	No Other Amendments. Except for the amendments expressly set forth in this Amendment, the Securities Purchase Agreement shall remain unchanged and in full force and effect.
3.

Entire Agreement.  The Share Purchase Agreement (as amended by this Amendment), sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth in the Share Purchase Agreement (as amended by this Amendment). The Share Purchase Agreement (as amended by this Amendment) supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

4.

Severability.  A determination by a court or other legal authority of competent jurisdiction that any provision of this Amendment is legally invalid shall not affect the validity or enforceability of any other provision hereof.  The parties hereto shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

5.

Counterparts; Facsimile Signatures.  This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement.  This Amendment shall become effective upon delivery to each party hereto an executed counterpart or the earlier delivery to each party hereto an original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

6.

Further Assurances.  Each party hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Amendment.

[The remainder of the page is intentionally left blank]

{HTFL00080740; 5}

IN WITNESS WHEREOF, the Parties have caused their respective signature page to this Amendment to the Share Purchase Agreement to be duly executed as of the date first written above.

CHINA RAPID FINANCE LIMITED By: Name: Title:

{HTFL00080740; 5}

IN WITNESS WHEREOF, the Parties have caused their respective signature page to this Amendment to the Share Purchase Agreement to be duly executed as of the date first written above.

YONG BAO TWO LTD. By: Name: Title:

{HTFL00080740; 5}

IN WITNESS WHEREOF, the Parties have caused their respective signature page to this Amendment to the Share Purchase Agreement to be duly executed as of the date first written above.

YONG BAO TWO LTD. SHAREHOLDER	By: ___________________ Name:

Name	Signature	Address	Number of Class A Shares	Number of Class B Shares

{HTFL00080740; 5}

IN WITNESS WHEREOF, the Parties have caused their respective signature page to this Amendment to the Share Purchase Agreement to be duly executed as of the date first written above.

PURCHASER	By: ___________________ Name:

Name	Signature	Address	Number of Class A Shares	Number of Class B Shares

{HTFL00080740; 5}

Schedule A

Individual Investor Shares

{HTFL00080740; 5}